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                                                                    Exhibit 11.1

                              ANALOG DEVICES, INC.
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                     (in thousands, except per share data)


                                                                              TWELVE MONTHS ENDED
                                                                              -------------------

                                                             NOVEMBER 1, 1997     NOVEMBER 2, 1996   OCTOBER 28, 1995
                                                             ----------------     ----------------   ----------------

PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding...............          159,414             153,221              149,269
   Assumed exercise of common stock equivalents (1).........            7,064               8,512                9,446
   Assumed conversion of subordinated notes.................           10,985               9,556                    -
                                                                  -----------         -----------         ------------
   Weighted average common and common
    equivalent shares.......................................          177,463             171,289              158,715
                                                                  ===========         ===========         ============

Net income..................................................      $   178,219         $   171,901         $    119,270
Interest related to convertible subordinated
   notes, net of tax........................................            5,700               4,990                    -
                                                                  -----------         -----------         ------------

Earnings available for common stock.........................      $   183,919         $   176,891         $    119,270
                                                                  ===========         ===========         ============

PRIMARY EARNINGS PER SHARE..................................      $      1.04         $      1.03         $        .75
                                                                  ===========         ===========         ============

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding...............          159,414             153,221              149,269
   Assumed exercise of common stock equivalents (1).........            7,386               8,726                9,692
   Assumed conversion of subordinated notes.................           10,985               9,556                    -
                                                                  -----------         -----------         ------------
   Weighted average common and common
    equivalent shares.......................................          177,785             171,503              158,961
                                                                  ===========         ===========         ============

Net income..................................................      $   178,219         $   171,901         $    119,270
Interest related to convertible subordinated
   notes, net of tax........................................            5,700               4,990                    -
                                                                  -----------         -----------         ------------

Earnings available for common stock.........................      $   183,919         $   176,891         $    119,270
                                                                  ===========         ===========         ============

FULLY DILUTED EARNINGS PER SHARE............................      $      1.04         $      1.03         $        .75
                                                                  ===========         ===========         ============
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(1)  Computed based on the treasury stock method.